THE VIRTUS FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900

                                  July 7, 1997


Edgar Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    THE VIRTUS FUNDS (the "Trust")
              1933 Act File No. 33-36451
              1940 Act File No. 811-6158

Dear Sir or Madam:

         Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplement to the Prospectuses dated January 31, 1997, as amended on July 7, 1997 is hereby electronically transmitted.

                                        Very truly yours,



                                        /s/Mary Jean Milberger
                                        Mary Jean Milberger
                                        Compliance Analyst


Enclosures